UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2013

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices)(Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2013, Oro East Mariposa, LLC a California limited liability company (“Oro East Mariposa”) and wholly-owned subsidiary of registrant Oro East Mining, Inc., a Delaware corporation (the “Company”) and Red Bank Trust (“Red Bank”) entered into a Mine Lease and Royalties Agreement (the “Lease Agreement”).  Under the Lease Agreement, the Company has leased that certain leasehold APN 003-350-005 (the “Property”), consisting of 6 separate mining claims, covering approximately 55 acres, located in Mariposa County, California.  Through Oro East Mariposa, the Company intends to conduct exploration activities on the Property to determine whether development of the Property is feasible. The term of the lease is five years and may be renewed for a second 5-year term for no additional consideration.  Beginning September 24, 2013, Oro East Mariposa must pay to Red Bank a monthly fee equal to the greater of $1,800 or a royalty of 10% of the “Net Smelter Return,” as defined in the Lease Agreement.  Oro East Mariposa may unilaterally terminate the Lease Agreement during a due diligence period of approximately 67 days, commencing June 24, 2013. Oro East Mariposa intends to conduct exploration activities on the Property during the summer of 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Mine Lease and Royalties Agreement dated June 24, 2013, by and between Oro East Mariposa, LLC and Red Bank Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date:  June 27, 2013                                                                             By:      /s/    Tian Qing Chen
Name:  Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Mine Lease and Royalties Agreement dated June 24, 2013, by and between Oro East Mariposa, LLC and Red Bank Trust